UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2016

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2016, each of Park Sterling Corporation (the “Company”) and its wholly-owned subsidiary Park Sterling Bank appointed Donald E. Pickett as Principal Accounting Officer and Controller, effective August 30, 2016. Mr. Pickett replaces Susan D. Sabo, Chief Accounting Officer, who notified the Company on August 25, 2016 that she is resigning to pursue another opportunity.

Mr. Pickett, age 56, has 33 years of accounting, finance, and audit experience. He joined the Company in September, 2013 as Head of Audit & Compliance, Group Senior Vice President. Prior to joining the Company, Mr. Pickett held the position of Director, Financial Oversight Monitoring and Controls, at Wells Fargo & Company from July 2012 to August 2013. From 2010 to March 2012, he served as Chief Financial Officer at SCBT Financial Corporation, headquartered in Columbia, South Carolina. From 1995 to 2009, Mr. Pickett held a number of accounting, finance and audit positions at Wachovia Corporation and Wells Fargo & Company, including Manager of Corporate Reporting where he was responsible for SEC and bank regulatory reporting and accounting policy, and Director of Financial Governance where he was responsible for the company-wide implementation of the control assessments framework developed pursuant to the Sarbanes-Oxley Act of 2002. Prior to joining Wachovia, Mr. Pickett spent twelve years with Price Waterhouse in a variety of audit and national office positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2016

PARK STERLING CORPORATION

By:	/s/ Donald K. Truslow
Donald K. Truslow
Chief Financial Officer

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